CONSULTING AGREEMENT AND FINDERS FEE AGREEMENT

This Agreement is made and entered into as of this 9th day of August, 1999, by and between REMEDENT USA, INC. a Nevada corporation (the "Company"), and RUBICON CAPITAL PARTNERS, INC. (the "Consultant").

In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Purpose. The Company hereby retains the Consultant during the term specified in Section 2 hereof to render consulting advice to the Company, upon the terms and conditions as set forth herein.

2. Term. Subject to the provisions of sections 8, 10 and 23 hereof, this Agreement shall be effective for a period of twenty-four (24) months commencing August 9, 1999.

3. Duties of Consultant. During the term of this Agreement, the Consultant will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting service contemplated by this Agreement. In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultant shall be obligated to render advice, upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in doing so.

Company  grants  Consultant  permission to act on Company's  behalf in assisting
Company in its business reorganization, recapitalization, and mergers and acquisition programs. Consultant's services shall be provided on a non-exclusive basis. Consultant shall have no authority to bind the Company. Consultant shall provide its services on a best-efforts basis. The Consultant's duties may include, but will not necessarily be limited to:

          1. Advise, assist and introduce the Company to various professionals with respect to documentation, disclosure policies and required statutory security law compliance.
          2.   Advise and assist the Company's financing during the term.
          3. Advise and assist on the expansion of the Company's management team to include qualified Board members, etc.
          4. Assist in the dissemination of corporate information regarding the Company to the investment community at large.
          5. Arranging, on behalf of the Company and its representatives, at appropriate times, meetings with investment banks.
          6. Assisting in the Company's financial relations, including discussions between the Company and the financial community.

4. Relationships with Others. The Company acknowledges that the Consultant and its affiliates are in the business of providing consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict the Consultant or its affiliates from rendering such services or advice to others.

5. Consultant's Liability. In the absence of negligence, gross negligence or willful misconduct on the part of the Consultant, or the Consultant's breach of this Agreement, the Consultant shall not be liable to the Company, for any act or omission in the course of or in connection with the rendering or providing of advice hereunder. Except in those cases where the negligence, gross negligence or willful misconduct of the Consultant or the breach by the Consultant of this Agreement is alleged and proven, the Company agrees to defend, indemnify and hold the Consultant harmless as set forth in Exhibit A attached hereto and made a part hereof.

6. Expenses. The company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred by the Consultant in connection with services rendered by the Consultant to the Company pursuant to this Agreement, including, but not limited to, hotel, food and associated expenses, all charges for travel and long-distance telephone calls and all other expenses incurred by the Consultant in connection with services rendered by the Consultant to the Company pursuant to this Agreement. Expenses payable under this Section 6 shall not include allocable overhead expenses of the Consultant, including, but not limited to, secretarial charge and rent. Expenses that are incurred on the behalf of the Company in excess of $1,000 per month must be preapproved by the Company.

7. Consulting Compensation. As compensation for the consulting services to be rendered by the Consultant to the Company pursuant to Section 3 hereof, the Company shall pay the Consultant an up front consulting fee of ten thousand dollars ($10,000 USD) to be paid within 60 days of signing of this agreement or upon closing of the first trench of financing. Consulting compensation is separate from the Finders Fee compensation as explained below in 7(A) through 7(C).

Finders Fee-Compensation. Consultant shall be entitled to receive the following compensation:

A. Fees -- Subject to and deferred until the Company obtains one million dollars ($1,000,000) of additional financing from "Qualified Persons" (as defined below) by October 1, 1999, Company shall pay a finders fee of 15% (fifteen percent) of the total amount raised.

B. Options -- Subject to and delivery deferred until the Company obtains one million dollars ($1,000,000) of additional financing from "Qualified Persons" (as defined below) by October 1, 1999, Consultant shall be granted a three year option (the "Option") for the purchase of an amount equal to 205 of the Company's stock issued pursuant to the o ne million dollars ($1,000,000) of additional financing from "Qualified Persons" with an exercise price of one dollar ($1.30) per share (such being the market price of the common stock on the date hereof). The Options may be exercised via cashless exchange. The shares of common stock issuable upon exercise of the Option shall have full piggyback registration rights and shall be included in a Registration Statement on any form available under the Securities Act of 1933, as amended (the "Act") as soon as practicable after or concurrent to any filed registration statement. The Company shall determine, in its sole discretion, when and whether to file a registration statement and which form to use in doing so. Said shares underlying the options shall be restricted securities and subject to any and all lockup agreements that are placed upon the founders shares of the Company unless the Company and the Consultant mutually agree to the contrary. The number of options shall be adjusted pursuant to a reasonable anti-dilution formula approved by the parties hereto.

C. Additional Fees-Additional Financings -- Consultant shall receive the following finders fees for the following additional transactions which close during the term or during the twenty four month period immediately following thereafter:

(1) Ten percent (10%) cash fee based upon the total consideration for any and all equity including debt convertible into equity from "Qualified Persons" hereinafter defined for the amount between $1,000,000 and $5,000,000 of financing, five percent (5%) for the next $5,000,000 of financing and two and one-half percent (2.5%) for amounts of financing raised in excess of $10,000,000;

(2) Two and one half percent (2.5%) cash fees for any and all debt raised from "Qualified Persons" as defined herein (including warrant exercises) and;

(3) Warrants to purchase shares of stock in the Company equal to ten percent (10%) of the total consideration received by the Company pursuant to (C)(1) and/or equal to two and one half percent (2.5%) of the total consideration if the consideration is other cash pursuant to (2) herein of the shares or warrants issued or shares into which debt may be Converted exercisable by a price equal to the lesser of fair market value or the pricing of the shares of the equity or warrants at the close of such financing. Said warrants shall be exercisable for a period of three years and may be exercised via cashless exchange. The shares of common stock issuable upon exercise of the Warrants shall have full piggyback registration rights and shall be included in a Registration Statement on any form available under the Securities Act of 1933, as amended (the "Act") as soon as practicable after or concurrent to any filed registration statement. The Company shall determine, in its sole discretion, when and whether to file a registration statement and which form to use in doing so. Said shares underlying the warrants shall be restricted securities and subject to a lock-up agreement as defined 7(b).

For purposes of Section 7 herein, the term "Qualified Person" shall mean any person with respect to whom Consultant either provides an initial personal introduction to the Company or, at the request of the Company, advises and assists the Company in arranging a financing for the Company.

8. Other Advice. In addition to the duties set out in Section 3 hereof, the Consultant agrees to furnish advice to the Company in connection with the acquisition of and/or merger with other companies, joint ventures with any third parties.

In the event that the Consultant directly originates any such transactions for a period of two (2) years from the date hereof, the Company shall pay fees to the Consultant as follows:

Finders Fee Associated with Other Transactions.

(a)  $1 to $5,000,000, 3% of monetary consideration, received by the Company.

(b) Above $5,000,000 amount calculated pursuant to (a) of this computation, plus 2 and 1/2% of excess over $5,000,000.

Legal consideration is defined, for purposes of this Agreement, as the total of cash and assets and property received by the Company or its shareholders (all valued at fair market value as agreed or, if not, by any independent appraiser), irrespective of period of payment or terms.

9. Form of Payment. All fees due to the Consultant pursuant to Section 7 & 8 hereof are due and payable to the Consultant, in cash or by certified check, at the closing or closings of a transaction specified in such Section 8 or as otherwise agreed between the parties hereto.

10. Limitation upon the Use of Advice and Services.

(a) No person or entity, other than the Company or any of its subsidiaries, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the company shall not transmit such advice to others, or encourage or facilitate the use of or reliance upon such advice by others, without the prior written consent of the Consultant.

(b) The use of the Consultant's name in any annual report or other report of the Company, or any release or similar document prepared by or on behalf of the Company, must have the prior written approval of the Consultant unless the company is required by law to include the Consultant's name in such annual report, other report or release, in which event the Consultant will be furnished with a copy of such annual report, other report or release using Consultant's name in advance of publication by or on behalf of the Company.

(c) The Consultant shall not use or disclose confidential information, which it learns about the Company as a result of its engagement hereunder, except as such use or disclosure as may be required for Consultant to perform its duties hereunder. All information is to be preapproved, a confidentiality agreement will be signed and a list of intended investors will be provided to the Company.

11. Indemnification. Since the Consultant will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Consultant have entered into a separate indemnification agreement substantially in the form attached hereto as Exhibit A and dated the date hereof, providing for the indemnification of Consultant by the Company. The Consultant has entered into t his Agreement in reliance on the indemnities set forth in such indemnification agreement.

12. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or in valid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

13. Waiver of Breach. The waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

14. Assignment. Except as otherwise provided herein, the rights and benefits of the parties contained in this Agreement shall inure to the benefit of and be binding upon the successors, assigns, administrators, and personal representatives of the parties hereto. Consultant's duties under this Agreement shall be non-delegable without the prior written consent of the Company. Neither party shall have the right to assign this Agreement or any obligation set forth hereunder without the written consent of the other party, which consent will not be unreasonably withheld; provided however, that consultant may without such consent assign any or all rights to any compensation hereunder (whether direct or contingent) if accomplished in compliance with Section 18 hereof and in accordance with any and all applicable laws.

15. Compliance with Law. During the Term, Consultant shall comply with all laws and regulations applicable to Consultant in the conduct of his business.

16. Incorporation by Reference. The Confidentiality Agreement attached hereto as an exhibit is incorporated herein by reference in its entirety.

17. Arbitration. Any controversy or claim arising out of or relating to any interpretation, breach or dispute concerning any of the terms or provisions of this Agreement, which disagreement is not settled within thirty days after it arises, shall be settled by binding arbitration in California in accordance with the laws of the State of California and under the rules then obtaining of the American Arbitration Association and judgment upon the award rendered in said arbitration shall be final and may be entered in any court of the State of California having jurisdiction thereof. Any party hereto may apply for such arbitration.

18. Attorneys Fees. In the event that an action at law or in equity is brought to enforce the provisions of this Agreement or to prevent a breach thereof, the successful party in such action or arbitration proceeding shall be entitled to an award of attorney's fees and other costs as shall be established by the court or pursuant to a binding arbitration proceeding.

19. Applicable Law. This Agreement shall be construed as a whole and in accordance with its fair meaning. This Agreement shall be interpreted in accordance with the laws of the State of California.

20. Entire Agreement. This Agreement, together with the documents and exhibits referred to herein, embodies the entire understanding among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions, warranties, or representations other than as expressly stated in this Agreement, or as subsequently set forth in writing, signed by the duly authorized representatives of all of the parties hereto.

21. No Oral Change; Waiver. This Agreement may only be changed, modified, or amended in writing by the mutual consent of the parties hereto. The provisions of this Agreement may only be waived in or by writing signed by the party against whom enforcement of any waiver is sought.

22. Conflict of Interest. Company acknowledges that, in the course of Consultant's non-exclusive services and the term, Consultant may now or in the future have certain potential or actual conflicts of interest. Without the Company's written consent, Consultant shall not engage in any commercial activity or transaction that may result in any actual or potential conflicts to the extent such conflicts may reasonably prove to be substantially and materially injurious to the Company. Notwithstanding any provision contained in this Agreement to the contrary, if Consultant so engages without such consent in any commercial activity or transaction (consulting or otherwise) with any third party that may reasonably result in such injury (whether actual or potential) to the Company, then the Company may terminate this Agreement immediately upon written notice and thereafter, the Company shall have no further obligation to compensate Consultant hereunder.

23. Termination. Either party may terminate this Agreement with fifteen days prior written notice. All compensation shall be pro-rated to the date of termination. If the Company closes any transaction with any Qualified Person referred to Company by Consultant prior to termination, during the 24 month period following any termination of this Agreement, the Consultant shall be entitled to receive any and all compensation and consideration provided for hereunder as if the transaction(s) closed during the term hereof.

24. Interpretation. Each of the parties acknowledge that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law, including but not limited to any decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be construed as a whole and in accordance with its fair meaning to affect the intentions of the parties and this Agreement.

25. Miscellaneous.

(a) Any notice or other communication between the parties hereto shall be sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at Remedent USA, Inc. Attention: Ms. Rebecca Inzumza with a copy to Mark Rinehart, Esq. Salt Lake City, UT, or, if to the Consultant, addressed to it at 8255 Vickers Street, Suite B, San Diego 92111, Attention: George Malasek, with a copy to William M. Aul, Esq., 4275 Executive Square, Suite 800, La Jolla, California 92037, or to such address as may hereafter be designated in writing by one party to the other. Such notice or other communication shall be deemed to be given on the date of receipt.

(b) If, during the term hereof, the Consultant shall cease to do business, the provisions hereof relating to the duties of the Consultant and compensation by the Company as it applies to the Consultant shall thereupon cease to be in effect, except for the Company's obligation of payment for services rendered prior thereof. This Agreement shall survive any merger of, acquisition of, or acquisition by the Consultant and, after any such merger or acquisition, shall be binding upon the Company and the corporation surviving such merger or acquisition.

(c) This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

(d) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

(e) This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

(f) This Agreement may be executed in two or more counterparts, in original or facsimile form, each of which shall be deemed an original, but all of which together shall constitute but one and same agreement.

Very truly yours,

REMEDENT USA, INC.


By:  /s/ Rebecca Inzunza
   ---------------------------
      Ms. Rebecca Inzunza
      President

CONFIRMED AND AGREED TO:

RUBICON CAPITAL PARTNERS, INC.


By:  /s/ George Malasek
    ----------------------------
      Mr. George Malasek
      Managing Director

By: /s/ Kenneth Yonika
   ----------------------------
      Mr. Kenneth Yonika
      Managing Director